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EXHIBIT 3.3

CERTIFICATE                             NUMBER:  194694
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify that

                      NEWJAY RESOURCES LTD.

has this day changed its name to

                CONSOLIDATED NEWJAY RESOURCES LTD.

Issued under my hand at Victoria, British Columbia on August 25,
1993


                              /s/ John S. Powell
                              JOHN S. POWELL
                              Registrar of Companies